UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2021

VITALITY BIOPHARMA, INC

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Avenue of the Stars, 2nd Floor Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	VBIO	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 19, 2021, Vitality Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchaser identified therein (the “Purchaser”) providing for the issuance and sale by the Company to the Purchaser of a number of shares of the Company’s common stock having an aggregate value of up to $5,000,000 (collectively, the “Shares”), and warrants to purchase up to an equal number of shares of the Company’s common stock (each a “Warrant” and collectively the “Warrants”). The purchase and sale of the Shares and Warrants are subject to the effectiveness of a registration statement to be filed by the Company with the Securities and Exchange Commission within 15 business days of the date of the Securities Purchase Agreement.

In its sole discretion and subject to the funding conditions set forth in the Securities Purchase Agreement, the Company may submit, from time to time, notices obligating the Purchaser to purchase Shares with a value of up to $250,000 until the financing arrangement expires on December 31, 2022 or the Purchaser has purchased the $5,000,000 of Shares pursuant to the Securities Purchase Agreement. The price at which the Purchaser is obligated to purchase the Shares is equal to 85% of the lowest daily volume weighted average price (“VWAP”) during the five (5) trading days prior the third (3rd) business day following the Company’s submission of the purchase notice (the “Pricing Date”). The Purchaser shall limit its purchases of Shares, if upon closing of a purchase notice, the Purchaser would beneficially own more than 9.99% of the Company’s common stock.

For each Share sold to the Purchaser under the Securities Purchase Agreement, the Company will issue a Warrant to purchase another Share at a price equal to 115% of the lowest daily VWAP during the five (5) trading days prior to the Pricing Date. Each Warrant is immediately exercisable upon issuance and expires on the five-year anniversary of the date of issuance. The exercise price of the Warrants is subject to adjustment for stock dividends and splits and similar transactions, subsequent rights offerings and pro rata distributions to the Company’s common stockholders. The Purchaser shall limit its exercise of Warrants, if upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of the Company’s common stock.

The foregoing description of the Securities Purchase Agreement and Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each document.

Item 8.01	Other Events.

On August 20, 2021, the Company issued a press release announcing the financing arrangement described in Item 1.01 hereof.

The foregoing description of the press release does not purport to be complete and is qualified in its entirety by reference to the full text of the document. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 20, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALITY BIOPHARMA, INC.

Dated: August 20, 2021	By:	/s/ Michael Cavanaugh
	Name:	Michael Cavanaugh
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 20, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)